                                   Schedule Identifying Material
                                    Terms of Options Granted To
                             German American Bancorp Executive Officers


                                                                                          Option
                                      Mark         Stan        Clay         Kenneth        Price
Type of Option            Date      Schroeder      Ruhe        Ewing      Sendelweck     per Share
--------------            ----      ---------      ----        -----      ----------     ---------

Original Grant (2)      4/20/93    20,101.43    12,060.86     -------       -------      $ 8.08
Replacement (3)        12/30/94     2,680.19      -------     -------       -------       12.08
Replacement (3)         7/10/95     2,680.19      -------     -------       -------       11.64
Replacement (3)          1/9/96      -------     1,855.71     -------       -------       12.24
Replacement (3)         7/15/96     2,297.31     1,442.20     -------       -------       13.52
Replacement (3)         1/16/97     4,057.36     2,744.61     -------       -------       15.36
Replacement (3)          8/1/97     2,766.49     1,162.02     -------       -------       16.76
Replacement (3)          8/3/98      -------       354.23     -------       -------       25.29
Replacement (3)          5/4/99     1,962.45       633.94     -------       -------       16.55
Original Grant (4)       6/1/99     1,102.50      -------     -------       -------       16.44
Original Grant (4)       6/1/00     1,050.00      -------     -------       -------       14.46
Original Grant (4)       7/1/00      -------     8,925.00    8,925.00      8,925.00       13.81


(1)  Number of options and per share exercise price have been retroactively adjusted for subsequent stock splits and dividends.

(2)  These options under the German American  Bancorp 1992 Stock Option Plan (the "Plan") were made on April 20, 1993. These options expire ten years after the grant date. The options granted to the executive officers became exercisable with respect to twenty percent of the shares on each of the anniversary dates beginning on the first anniversary of the date of grant.

(3)  The Stock Option Plan provides that if the optionee  tenders Common Shares of the  Corporation already  owned by the optionee as payment,  in whole or part,  of the  exercise  price for the shares the  optionee  has  elected to  purchase  under the  option,  then the  Corporation  is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified  option).  With the same expiration  date as the option that was exercised,  and covering a number of Common Shares equal to the number of Common Shares tendered.  Replacement options may not be exercised until one year after the date of grant.

(4)  These options were granted under the 1999 Long Term Equity Incentive Plan. The options granted to Mr. Schroeder became  exercisable  immediately.  The options granted to the other executive officers  become  exercisable  with  respect  to twenty  percent  of the shares on each of the anniversary dates beginning on the first anniversary of the date of grant.
